UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

Tevogen Bio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41002	98-1597194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite #210
Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 838-6436

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	TVGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2026, Tevogen Bio Holdings Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-50 reverse stock split of the issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Reverse Stock Split”), to be effective as of March 6, 2026 (the “Effective Date”). The Common Stock will be quoted on the Nasdaq Stock Market on a post-split basis at the open of business on the Effective Date.

As disclosed in the Company’s Current Report on Form 8-K filed on February 25, 2026, the Company’s stockholders approved the Certificate of Amendment at a special meeting of stockholders held on February 19, 2026, at a ratio between 1-for-25 and 1-for-85, with the final ratio, implementation and timing to be determined by the Board of Directors of the Company (the “Board”) in its sole discretion.

Effects of the Reverse Stock Split

As of March 3, 2026, there were 202,416,556 shares of the Company’s Common Stock issued and outstanding. The Reverse Stock Split reduces the total number of issued and outstanding shares of Common Stock by a ratio of 1-for-50. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split affects all stockholders uniformly and does not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split as described below.

The Company is currently authorized to issue a maximum of 800,000,000 shares of our Common Stock. The number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split.

CUSIP Number; Symbol

In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 88165K200. The trading symbol for the Common Stock, TVGN, will remain unchanged.

Split Adjustment; Treatment of Fractional Shares

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) 50.

The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio will instead settle in cash. The cash amount to be paid to each holder of shares of Common Stock will be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the Effective Date (as adjusted to give effect to the Reverse Stock Split), without interest.

Also on the Effective Date, all convertible preferred stock and warrants of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which such securities are convertible or exercisable by 50 and multiplying the per share conversion or exercise price thereof by 50, all in accordance with the terms of the plans, agreements, or arrangements governing such securities.

Stockholders who hold shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by Continental Stock Transfer and Trust Company, the transfer agent for the Common Stock (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be), to give effect to the Reverse Stock Split. If any book-entry statement representing pre-Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the book-entry statement representing post-Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.

The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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Item 7.01 Regulation FD Disclosure.

On March 4, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of the Company.
99.1	Press Release of the Company, dated March 4, 2026.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tevogen Bio Holdings Inc.

Date: March 4, 2026	By:	/s/ Ryan Saadi
	Name:	Ryan Saadi
	Title:	Chief Executive Officer

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